UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 9, 2013

Regal Entertainment Group

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the previously disclosed Annual Executive Incentive Program (the “Incentive Program”) of Regal Entertainment Group (the “Company”), and based upon the attainment of performance targets previously established by the Compensation Committee of the Board of Directors of the Company (the “Committee”) under the Incentive Program, on January 9, 2013, the Company approved annual cash bonus awards for the following individuals as set forth below:

Name and Principal Positions	Cash Bonus
Amy E. Miles, Chief Executive Officer (Principal Executive Officer)	$1,200,000

Gregory W. Dunn, President and Chief Operating Officer	$772,500

David H. Ownby, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	$472,500

Peter B. Brandow, Executive Vice President, General Counsel and Secretary	$444,375

Based on its review of the Company’s performance, on January 9, 2013, the Committee recommended, and the Company’s Board of Directors approved, an increase in the base salaries for fiscal 2013 for the following individuals as set forth below.

Name and Principal Positions	Fiscal 2013 Salary
Amy E. Miles, Chief Executive Officer (Principal Executive Officer)	$824,000

Gregory W. Dunn, President and Chief Operating Officer	$530,450

David H. Ownby, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	$432,600

Peter B. Brandow, Executive Vice President, General Counsel and Secretary	$406,850

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: January 11, 2013	By:	/s/ Peter B. Brandow
Name: Peter B. Brandow
Title: Executive Vice President, General Counsel and Secretary